UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2022

Balchem Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-13648	13-2578432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Sunrise Park Road, New Hampton, NY 10958
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 326-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.06-2/3 per share	BCPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Balchem Corporation (the “Company”) approved a one-time special equity grant comprised of 130,000 stock options with a grant date of September 15, 2022 and an estimated grant date fair value of approximately $6.3 million for Theodore L. Harris, the Company’s Chairman, President and Chief Executive Officer, as part of the Company’s retention strategy and consistent with its pay-for-performance compensation philosophy.  The material terms of the award are as follows:

•
The stock options award grant is structured in four tranches with increasing exercise prices: (1) 25% at fair market value as of grant date (“FMV”); (2) 25% at FMV plus 10% premium; (3) 25% at FMV plus 15% premium; and (4) 25% at FMV plus 20% premium.

•
The options vest over a five-year period with: (1) 25% vesting on the third anniversary of the grant date; (2) 25% vesting on the fourth anniversary of the grant date; and (3) 50% vesting on the fifth anniversary of the grant date.

•	The options expire on the tenth anniversary of the grant date.
•
Upon termination due to death or disability, any unvested options will vest pro-rata, and vested options will remain exercisable for 120 days.  Termination without cause or for good reason in connection with a change in control (i.e., double trigger for vesting) will result in accelerated vesting in full.  For all other terminations, unvested awards will be forfeited, and vested options will remain exercisable for 60 days.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective September 15, 2022, the Board, as part of its periodic review of the Company’s governance documents, amended and restated the Company’s By-laws as follows:

•	Article I (Offices), Section 1 (Principal Office) – provides the Board with flexibility to determine the principal office location and registered agent of the Company, from time to time.
•
Article II (Meetings of Shareholders), Section 9 (Voting) – clarifies that (a) in uncontested elections, a majority of votes cast will be sufficient to elect a director and (b) in contested elections where there are more nominees than directors to be elected, a plurality of votes cast will be sufficient to elect a director.  All other matters require a majority of votes cast to be approved or authorized.

•
Article II (Meetings of Shareholders), Section 15 (Control Share Acquisition Act) – provides that Title 3, Subtitle 7 of the Maryland General Corporation Law shall not apply to any acquisition by any person of Company shares.

•
Article III (Directors), Section 2 (Number, Classification, Tenure, and Qualifications) – sets the number of directors between three and fifteen and provides the Board with the ability to determine the exact number of directors within this range, from time to time.  Further, clarifies that each of the three classes of directors will be set at one-third of the total number of directors, as nearly as possible.

•	Article V (Officers), Section 4 (Chief Executive Officer) – removes statement that the CEO shall be selected from among the directors.
•	Article V (Officers), Section 6 (Vice Presidents) – clarifies that the reference to Vice Presidents include Executive Vice Presidents and Senior Vice Presidents.
•	Article XI (Indemnity and Advancement of Expenses) – clarifies language to conform with Maryland law.

The foregoing description is qualified in its entirety by reference to the full text of the By-laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws – Effective September 15, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALCHEM CORPORATION
(Registrant)

	By:	/s/ Hatsuki Miyata
Hatsuki Miyata
General Counsel and Secretary

Date: September 20, 2022